PBF Logistics Announces Immediately Accretive IDR Simplification Agreement,
Increases Quarterly Cash Distribution to $0.5050 per Unit and
Announces Fourth Quarter 2018 Earnings Results

•	PBF Logistics announces immediately accretive IDR simplification agreement

•	Fourth quarter net income attributable to the limited partners of $21.8 million, or $0.48 per common unit and EBITDA attributable to PBFX of $41.1 million

•	Seventeenth consecutive quarterly distribution increase to $0.5050 per unit and reaffirms distribution growth guidance, and long-term leverage and coverage targets

PARSIPPANY, NJ – February 14, 2019 – PBF Logistics LP (NYSE:PBFX, the “Partnership”) announced today fourth quarter 2018 net income attributable to the limited partners of $21.8 million, or $0.48 per common unit. During the fourth quarter, the Partnership generated cash from operations of approximately $15.6 million, earnings before interest, income taxes, depreciation, and amortization (EBITDA) of $41.1 million and distributable cash flow of $28.7 million. Included in our general and administrative expenses for the fourth quarter are $1.8 million, or $0.04 per common unit, of incremental incentive compensation and transaction-related expenses.

For the year-ended December 31, 2018, the Partnership reported net income attributable to the limited partners of $75.5 million, or $1.73 per common unit (net of IDRs) and $152.4 million of EBITDA. Included in our general and administrative expenses for the year-ended December 31, 2018 are $4.0 million, or $0.09 per common unit, of incremental incentive compensation and transaction-related expenses.

As of December 31, 2018, the Partnership had liquidity of $359.9 million, including $19.9 million in cash and cash equivalents and $340.0 million of capacity under its revolving credit facility.

“The IDR simplification is an important transaction for both PBF Logistics and PBF Energy. Eliminating the IDRs is immediately accretive to limited partner cash flow per unit and enhances PBF Logistics’ ability to pursue growth opportunities and manage its business over the long-term by decreasing its cost of capital,” said PBF Logistics GP LLC Executive Vice President Matt Lucey. “We are committed to the development of the Partnership and, on the back of continued execution of our growth plan, we are pleased to announce our seventeenth consecutive distribution increase as well as our expectation of continued future increases,” Mr. Lucey continued. “PBF Energy continues to be a supportive sponsor and we are pleased that PBF Energy has made the early decision to extend their Delaware City rail contract commitment to PBF Logistics through 2025. Lastly, along with Maersk, we are pleased to announce a new processing agreement at our East Coast Storage Assets. This agreement highlights the opportunities that exist within our expanding asset portfolio and the potential benefits that can be captured by the Partnership in today’s changing markets,” concluded Mr. Lucey.

PBF Logistics Announces Immediately Accretive IDR Simplification Agreement
On February 13, 2019, PBFX and PBF Energy Company LLC (“PBF LLC”), a subsidiary of PBF Energy (NYSE:PBF) (“PBF Energy”), entered into a definitive agreement to eliminate the incentive distribution rights (“IDRs”) held by PBF LLC in exchange for the issuance by PBFX of 10,000,000 of its common units to PBF LLC, representing total equity value of approximately $215 million based on PBFX’s 30-day volume-weighted average price as of February

13, 2019, $21.53. The transaction value represents a multiple of approximately 11x 2019 estimated IDR cash flow and is expected to be immediately accretive to distributable cash flow per LP unit in 2019 and beyond. Upon closing of the transaction, PBF LLC will hold approximately 30 million PBFX common units, representing approximately 54% of the outstanding common units.

The terms of the transaction were unanimously approved by the board of directors of PBF Logistics GP LLC, a subsidiary of PBF Energy and the general partner of PBFX, based on the unanimous approval and recommendation of its Conflicts Committee, which is comprised of independent directors. The Conflicts Committee was advised by Intrepid Partners LLC, as financial advisor, and Baker Botts L.L.P., as legal advisor. The transaction was also approved by the boards of directors of PBF LLC and PBF Energy.

The transaction is subject to customary closing conditions and is expected to close on February 28, 2019.

PBF Logistics Strategic Update and Outlook
Based on a favorable outlook and successful execution of our growth opportunities, the Partnership remains committed to its prior distribution guidance and expects to continue to deliver on the $100 million of EBITDA organic growth pipeline announced in 2018. PBFX successfully delivered $34 million of annualized EBITDA growth in 2018.

The Partnership is pleased to announce the early extension of PBF Energy’s rail unloading contracts at the Delaware City rail facilities. The current contracts will remain in place until expiry at the end of 2021 with no change to the current contract economics. The extension runs from January 1, 2022 to December 31, 2025. The extension of this agreement represents a strategic commitment by PBF Energy to the crude-by-rail business and PBF Logistics’ rail operations.

During the extension, PBF Energy has committed to a minimum volume commitment of 95,000 barrel per day, with the per barrel fees and variable pass-through cost structure of the preceding agreement unchanged.

The Partnership is also pleased to announce a processing agreement with A.P. Moller - Maersk (“Maersk”) whereby PBFX would process crude oil at its East Coast Storage Assets in New Jersey and supply Maersk with IMO 2020-compliant 0.5% sulfur marine fuel.

PBF Logistics Announces Quarterly Distribution
The board of directors of PBF Logistics GP LLC, the Partnership’s general partner, declared a regular quarterly cash distribution of $0.5050 per common unit. The distribution is payable on March 14, 2019, to unitholders of record at the close of business on March 1, 2019.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Non-GAAP Financial Measures
The Partnership defines EBITDA as net income (loss) before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation and amortization expense. EBITDA is a non-GAAP (U.S. Generally Accepted Accounting Principles) supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unit holders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership’s management believes that the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. EBITDA should not be considered an alternative to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect net income. Additionally, because EBITDA may be defined differently by other companies in our industry, our definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Due to the forward-looking nature of forecasted EBITDA, information to reconcile forecasted EBITDA to forecasted earnings and cash flow from operating activities is not available as management is unable to project financing terms and working capital changes for future periods at this time.

Furthermore, this earnings release, and the discussion during the management conference call, may include references to non-GAAP financial measures including, but not limited to, EBITDA, EBITDA attributable to PBFX and distributable cash flow. PBFX’s management believes that non-GAAP financial measures provide useful information about the Partnership’s operating performance, financial results and the amount of cash generated by the Partnership’s operations and the amount available for distribution to its unitholders. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBFX’s non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP financial measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
The Partnership’s senior management will host a conference call and webcast regarding earnings results and other business matters on Thursday, February 14, 2019, at 11:00 a.m. ET. The call is being webcast and can be accessed at PBF Logistics’ website, http://www.pbflogistics.com. The call can also be accessed by dialing (866) 342-8591 or (203) 518-9713, conference ID: PBFXQ418. The audio replay will be available two hours after the end of the call through February 28, 2019, by dialing (800) 283-9429 or (402) 220-0871.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX’s logistics and other assets and other risks inherent in PBFX’s business including but not limited to our ability to consummate potential acquisitions, the timing for the closing of any such acquisition and our plans for financing any acquisition; unforeseen liabilities associated with any potential acquisition; inability to successfully integrate acquired assets or other acquired businesses or operations; effects of existing and future laws and governmental regulations, including environmental, health and safety regulations; and various other factors. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX’s filings with the Securities and Exchange Commission. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. PBFX assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)

Factors Affecting Comparability

The following tables present our results of operations, related operational information and reconciliations of net income and net cash provided by operating activities to our EBITDA, EBITDA attributable to PBFX and distributable cash flow (all as defined below) for the three months and years ended December 31, 2018 and 2017. The financial information presented contains our financial results and the financial results of the Development Assets (as defined below) and PNGPC (as defined below) prior to the Development Assets Acquisition (as defined below) on July 31, 2018 and the PNGPC Acquisition (as defined below) on February 28, 2017.

On February 13, 2019, we entered into an Equity Restructuring Agreement with PBF Energy Company LLC (“PBF LLC”) and PBF Logistics GP, our general partner, pursuant to which all of the incentive distribution rights (“IDRs”) held by PBF LLC will be canceled and converted into 10,000,000 newly issued PBFX common units (the “IDR Restructuring”). The IDR Restructuring is expected to close on February 28, 2019. Subsequent to the IDR Restructuring, no distributions will be made to PBF LLC with respect to the IDRs and the newly issued common units will be entitled to normal distributions. As such, no income was allocated to the IDR holder for the three months ended December 31, 2018.

On October 1, 2018, we acquired from Crown Point International, LLC, its wholly-owned subsidiary, CPI Operations LLC (the “East Coast Storage Assets Acquisition”), whose assets include a storage facility with approximately four million barrels of multi-use storage capacity, an Aframax-capable marine facility, a rail facility, a truck terminal, equipment, contracts, and certain other idled assets located on the Delaware River near Paulsboro, New Jersey (the “East Coast Storage Assets”). Additionally, the East Coast Storage Assets Acquisition includes an earn-out provision related to an existing commercial agreement with a third party, based on the future results of restarting certain of the acquired idled assets.

On July 31, 2018, we acquired from PBF LLC, a subsidiary of PBF Energy Inc., all of the issued and outstanding limited liability company interests of: Toledo Rail Logistics Company LLC, whose assets consist of a loading and unloading rail facility located at PBF Holding Company LLC’s (“PBF Holding”) Toledo Refinery (the “Toledo Rail Products Facility”); Chalmette Logistics Company LLC, whose assets consist of a truck loading rack facility (the “Chalmette Truck Rack”) and a rail yard facility (the “Chalmette Rosin Yard”), both of which are located at PBF Holding’s Chalmette Refinery; Paulsboro Terminaling Company LLC, whose assets consist of a lube oil terminal facility located at PBF Holding’s Paulsboro Refinery (the “Paulsboro Lube Oil Terminal”); and DCR Storage and Loading Company LLC, whose assets consist of an ethanol storage facility located at PBF Holding’s Delaware City Refinery (the “Delaware Ethanol Storage Facility” and collectively with the Toledo Rail Products Facility, the Chalmette Truck Rack, the Chalmette Rosin Yard, and the Paulsboro Lube Oil Terminal, the “Development Assets”) (the “Development Assets Acquisition”). In connection with the Development Assets Acquisition, we entered into various commercial agreements with PBF Holding and assumed an existing commercial agreement with a third party.

On April 16, 2018, our wholly-owned subsidiary, PBF Logistics Products Terminals LLC (“PLPT”), completed the purchase of two refined product terminals located in Knoxville, Tennessee, which include product tanks, pipeline connections to the Colonial Pipeline Company and Plantation Pipe Line Company pipeline systems and truck loading facilities (the “Knoxville Terminals”), from Cummins Terminals, Inc. (the “Knoxville Terminals Purchase”).

Effective January 1, 2018, our wholly-owned subsidiary, Delaware City Terminaling Company LLC, and PBF Holding amended the commercial agreements relating to our Delaware City rail unloading assets with the service fees thereunder being adjusted, including the addition of an ancillary fee paid by PBF Holding on an actual cost basis (the “Amended and Restated Rail Agreements”).

In November 2017, our wholly-owned subsidiary, PBFX Operating Company LLC (“PBFX Op Co”), completed construction of a new crude storage tank at PBF Holding’s Chalmette Refinery (the “Chalmette Storage Tank”) and began providing storage services to PBF Holding in November 2017 for usage of the Chalmette Storage Tank under a ten-year storage services agreement (the “Chalmette Storage Services Agreement”).

On April 17, 2017, our wholly-owned subsidiary, PLPT, acquired the Toledo, Ohio refined products terminal assets (the “Toledo Products Terminal”) from Sunoco Logistics Partners L.P. (the “Toledo Products Terminal Acquisition”). The Toledo Products Terminal is directly connected to, and currently supplied by, PBF Holding’s Toledo Refinery. The Toledo Products Terminal is comprised of a ten-bay truck rack and chemicals, clean product and additive storage capacity.

On February 28, 2017, our wholly-owned subsidiary, PBFX Op Co, acquired from PBF LLC, all of the issued and outstanding limited liability company interests of Paulsboro Natural Gas Pipeline Company LLC (“PNGPC”) (the “PNGPC Acquisition”). In connection with the PNGPC Acquisition, we constructed a new 24” natural gas pipeline to replace the existing interstate pipeline, which commenced services in August 2017 (the “Paulsboro Natural Gas Pipeline”). Concurrent with commencement of operations of the Paulsboro Natural Gas Pipeline, a new service agreement was entered into between PNGPC and Paulsboro Refining Company LLC (“PRC”), a subsidiary of PBF Holding.

The Development Assets Acquisition and the PNGPC Acquisition were transfers between entities under common control. Accordingly, our financial information contained herein has been retrospectively adjusted to include the historical results of the Development Assets and PNGPC as if they were owned by us for all periods presented. The results of the Development Assets and PNGPC are included in the Transportation and Terminaling segment. Certain of the following Earnings Release Tables provide a summary of our results of operations for the year ended December 31, 2018 and the three months and year ended December 31, 2017 on a disaggregated basis to present the results of our operations and the pre-acquisition results of the Development Assets and PNGPC, respectively. For purpose of such tables, PBF Logistics LP includes the results of such assets subsequent to the close of the acquisitions.

As a result of the factors above, the information included in the following tables is not necessarily comparable on a year-over-year basis.

Non-GAAP Financial Measures

We define EBITDA as net income (loss) before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation and amortization expense. We define EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation and amortization expense attributable to PBFX, which excludes the results of acquisitions from PBF LLC prior to the effective dates of such transactions. We define distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less cash interest, maintenance capital expenditures attributable to PBFX and income taxes. Distributable cash flow will not reflect changes in working capital balances. We use distributable cash flow to calculate a measure we refer to as our coverage ratio. Our coverage ratio is distributable cash flow divided by total distribution declared. EBITDA, EBITDA attributable to PBFX and distributable cash flow are not presentations made in accordance with U.S. generally accepted accounting principles (“GAAP”).

While EBITDA, EBITDA attributable to PBFX and distributable cash flow are not presentations made in accordance with GAAP, they are supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and EBITDA attributable to PBFX provides useful information to investors in assessing our financial condition and results of operations. We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors with another perspective of the operating performance of our assets and the cash our business is generating. However, EBITDA, EBITDA attributable to PBFX and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP.

EBITDA, EBITDA attributable to PBFX and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. EBITDA, EBITDA attributable to PBFX and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP in the Earnings Release Tables included herein.

These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three months ended December 31,		Year ended December 31,
	2018	2017*	2018	2017

Revenue (a):
Affiliate	$68,637	$63,738	$259,426	$240,654
Third-party	11,408	3,475	24,014	16,934
Total revenue	80,045	67,213	283,440	257,588

Costs and expenses:
Operating and maintenance expenses (a)	26,983	20,954	88,390	73,521
General and administrative expenses	5,867	3,337	21,371	16,284
Depreciation and amortization	8,624	7,308	29,809	24,404
Total costs and expenses	41,474	31,599	139,570	114,209

Income from operations	38,571	35,614	143,870	143,379

Other expense:
Interest expense, net	(10,857)	(9,382)	(40,541)	(31,875)
Amortization of loan fees and debt premium	(461)	(363)	(1,717)	(1,488)
Accretion on discounted liabilities	(775)	—	(775)	—
Net income	26,478	25,869	100,837	110,016
Less: Net loss attributable to Predecessor	—	(1,123)	(2,443)	(4,986)
Less: Net income attributable to noncontrolling interest (g)	4,709	3,347	17,819	14,565
Net income attributable to the partners	21,769	23,645	85,461	100,437
Less: Net income attributable to the IDR holder (h)	—	2,736	10,011	9,055
Net income attributable to PBF Logistics LP unitholders	$21,769	$20,909	$75,450	$91,382

Net income per limited partner unit (i):
Common units - basic	$0.48	$0.50	$1.73	$2.17
Common units - diluted	0.48	0.50	1.73	2.17
Subordinated units - basic and diluted	—	—	—	2.15

Weighted-average limited partner units outstanding (i):
Common units - basic	45,593,259	42,123,770	43,646,997	35,505,446
Common units - diluted	45,708,154	42,185,666	43,731,299	35,568,760
Subordinated units - basic and diluted	—	—	—	6,572,245

See Footnotes to Earnings Release Tables
____________
* Prior-period financial information has been retrospectively adjusted for the Development Assets Acquisition.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Year ended December 31, 2018
	PBF Logistics LP	Development Assets*	Consolidated Results

Revenue:
Affiliate	$259,426	$—	$259,426
Third-party	22,085	1,929	24,014
Total revenue	281,511	1,929	283,440

Costs and expenses:
Operating and maintenance expenses	84,410	3,980	88,390
General and administrative expenses	21,371	—	21,371
Depreciation and amortization	29,417	392	29,809
Total costs and expenses	135,198	4,372	139,570

Income (loss) from operations	146,313	(2,443)	143,870

Other expense:
Interest expense, net	(40,541)	—	(40,541)
Amortization of loan fees and debt premium	(1,717)	—	(1,717)
Accretion on discounted liabilities	(775)	—	(775)
Net income (loss)	103,280	(2,443)	100,837
Less: Net loss attributable to Predecessor	—	(2,443)	(2,443)
Less: Net income attributable to noncontrolling interest (g)	17,819	—	17,819
Net income attributable to the partners	85,461	—	85,461
Less: Net income attributable to the IDR holder (h)	10,011	—	10,011
Net income attributable to PBF Logistics LP unitholders	$75,450	$—	$75,450

See Footnotes to Earnings Release Tables
____________
* Reflects the results of the Development Assets prior to our acquisition on July 31, 2018.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three months ended December 31, 2017
	PBF Logistics LP	Development Assets*	Consolidated Results

Revenue:
Affiliate	$63,738	$—	$63,738
Third-party	2,775	700	3,475
Total revenue	66,513	700	67,213

Costs and expenses:
Operating and maintenance expenses	19,280	1,674	20,954
General and administrative expenses	3,337	—	3,337
Depreciation and amortization	7,159	149	7,308
Total costs and expenses	29,776	1,823	31,599

Income (loss) from operations	36,737	(1,123)	35,614

Other expense:
Interest expense, net	(9,382)	—	(9,382)
Amortization of loan fees and debt premium	(363)	—	(363)
Net income (loss)	26,992	(1,123)	25,869
Less: Net loss attributable to Predecessor	—	(1,123)	(1,123)
Less: Net income attributable to noncontrolling interest (g)	3,347	—	3,347
Net income attributable to the partners	23,645	—	23,645
Less: Net income attributable to the IDR holder	2,736	—	2,736
Net income attributable to PBF Logistics LP unitholders	$20,909	$—	$20,909

See Footnotes to Earnings Release Tables
____________
* Reflects the results of the Development Assets prior to our acquisition on July 31, 2018.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Year ended December 31, 2017
	PBF Logistics LP	PNGPC*	Development Assets**	Consolidated Results

Revenue:
Affiliate	$240,654	$—	$—	$240,654
Third-party	14,159	—	2,775	16,934
Total revenue	254,813	—	2,775	257,588

Costs and expenses:
Operating and maintenance expenses	66,443	40	7,038	73,521
General and administrative expenses	16,284	—	—	16,284
Depreciation and amortization	23,721	110	573	24,404
Total costs and expenses	106,448	150	7,611	114,209

Income (loss) from operations	148,365	(150)	(4,836)	143,379

Other expense:
Interest expense, net	(31,875)	—	—	(31,875)
Amortization of loan fees and debt premium	(1,488)	—	—	(1,488)
Net income (loss)	115,002	(150)	(4,836)	110,016
Less: Net loss attributable to Predecessor	—	(150)	(4,836)	(4,986)
Less: Net income attributable to noncontrolling interest (g)	14,565	—	—	14,565
Net income attributable to the partners	100,437	—	—	100,437
Less: Net income attributable to the IDR holder	9,055	—	—	9,055
Net income attributable to PBF Logistics LP unitholders	$91,382	$—	$—	$91,382

See Footnotes to Earnings Release Tables
____________
* Reflects the results of PNGPC prior to our acquisition on February 28, 2017.
** Reflects the results of the Development Assets prior to our acquisition on July 31, 2018.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three months ended December 31,		Year ended December 31,
	2018	2017*	2018	2017

Transportation and Terminaling Segment
Terminals
Total throughput (bpd) (b)(d)	289,638	210,334	291,655	204,833
Lease tank capacity (average lease capacity barrels per month) (d)	2,237,539	1,935,033	2,067,660	2,089,529
Pipelines
Total throughput (bpd) (b)(d)	172,976	158,339	164,787	140,900
Lease tank capacity (average lease capacity barrels per month)	1,671,677	1,603,474	1,583,294	1,250,930

Storage Segment
Storage capacity reserved (average shell capacity barrels per month) (d)	7,390,097	4,376,698	7,550,292	4,363,630

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$15,559	$20,506	$133,141	$138,182
Investing activities	(89,069)	(18,158)	(175,696)	(50,234)
Financing activities	75,396	(22,104)	42,799	(132,505)
Net change in cash	$1,886	$(19,756)	$244	$(44,557)

Other Financial Information:
EBITDA attributable to PBFX (c)	$41,107	$39,190	$152,428	$152,084
Distributable cash flow (c)	$28,695	$28,608	$111,586	$120,038
Quarterly distribution declared per unit (e)	$0.5050	$0.4850	$1.9900	$1.8950
Distribution (e):
Common units	$28,313	$20,634	$95,120	$73,322
Subordinated units - PBF LLC	—	—	—	7,308
IDR holder - PBF LLC (h)	—	2,736	10,011	9,055
Total distribution	$28,313	$23,370	$105,131	$89,685
Coverage ratio (c)	1.01x	1.22x	1.06x	1.34x
Capital expenditures, including acquisitions	$89,069	$18,158	$175,696	$90,258

See Footnotes to Earnings Release Tables
____________
* Prior-period financial information has been retrospectively adjusted for the Development Assets Acquisition.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, in thousands)

	December 31,	December 31,
Balance Sheet Information:	2018	2017

Cash and cash equivalents (f)	$19,908	$19,664
Property, plant and equipment, net	862,117	684,488
Total assets	956,353	748,215
Total debt (f)	673,324	548,793
Total liabilities	763,163	580,455
Partners’ equity	23,718	(4,143)
Noncontrolling interest (g)	169,472	171,903
Total liabilities and equity	956,353	748,215

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three months ended December 31,		Year ended December 31,
	2018	2017*	2018	2017

Reconciliation of net income to EBITDA and distributable cash flow (c):
Net income	$26,478	$25,869	$100,837	$110,016
Interest expense, net	10,857	9,382	40,541	31,875
Amortization of loan fees and debt premium	461	363	1,717	1,488
Accretion on discounted liabilities	775	—	775	—
Depreciation and amortization	8,624	7,308	29,809	24,404
EBITDA	47,195	42,922	173,679	167,783
Less: Predecessor EBITDA	—	(974)	(2,051)	(4,303)
Less: Noncontrolling interest EBITDA (g)	6,088	4,706	23,302	20,002
EBITDA attributable to PBFX	41,107	39,190	152,428	152,084
Non-cash unit-based compensation expense	1,208	830	5,757	5,345
Cash interest	(10,944)	(9,428)	(40,685)	(33,050)
Maintenance capital expenditures attributable to PBFX	(2,676)	(1,984)	(5,914)	(4,341)
Distributable cash flow	$28,695	$28,608	$111,586	$120,038

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (c):
Net cash provided by operating activities	$15,559	$20,506	$133,141	$138,182
Change in operating assets and liabilities	21,987	13,864	5,754	3,071
Interest expense, net	10,857	9,382	40,541	31,875
Non-cash unit-based compensation expense	(1,208)	(830)	(5,757)	(5,345)
EBITDA	47,195	42,922	173,679	167,783
Less: Predecessor EBITDA	—	(974)	(2,051)	(4,303)
Less: Noncontrolling interest EBITDA (g)	6,088	4,706	23,302	20,002
EBITDA attributable to PBFX	41,107	39,190	152,428	152,084
Non-cash unit-based compensation expense	1,208	830	5,757	5,345
Cash interest	(10,944)	(9,428)	(40,685)	(33,050)
Maintenance capital expenditures attributable to PBFX	(2,676)	(1,984)	(5,914)	(4,341)
Distributable cash flow	$28,695	$28,608	$111,586	$120,038

See Footnotes to Earnings Release Tables
____________
* Prior-period financial information has been retrospectively adjusted for the Development Assets Acquisition.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three months ended December 31, 2018
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$67,597	$12,448	$—	$80,045
Depreciation and amortization expense	6,491	2,133	—	8,624
Income (loss) from operations	40,278	4,160	(5,867)	38,571
Interest expense, net, amortization of loan fees and debt premium and accretion on discounted liabilities	—	—	12,093	12,093
Capital expenditures, including the East Coast Storage Assets Acquisition	11,295	77,774	—	89,069

	Three months ended December 31, 2017*
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$60,814	$6,399	$—	$67,213
Depreciation and amortization expense	6,396	912	—	7,308
Income (loss) from operations	35,566	3,385	(3,337)	35,614
Interest expense, net and amortization of loan fees and debt premium	—	—	9,745	9,745
Capital expenditures	1,864	16,294	—	18,158

	Year ended December 31, 2018
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$250,412	$33,028	$—	$283,440
Depreciation and amortization expense	24,899	4,910	—	29,809
Income (loss) from operations	149,337	15,904	(21,371)	143,870
Interest expense, net, amortization of loan fees and debt premium and accretion on discounted liabilities	—	—	43,033	43,033
Capital expenditures, including the Knoxville Terminals Purchase and the East Coast Storage Assets Acquisition	97,077	78,619	—	175,696

	Year ended December 31, 2017
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$234,338	$23,250	$—	$257,588
Depreciation and amortization expense	21,650	2,754	—	24,404
Income (loss) from operations	146,803	12,860	(16,284)	143,379
Interest expense, net and amortization of loan fees and debt premium	—	—	33,363	33,363
Capital expenditures, including the Toledo Products Terminal Acquisition	59,119	31,139	—	90,258

	Balance at December 31, 2018
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$731,505	$219,326	$5,522	$956,353

	Balance at December 31, 2017
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$649,975	$86,760	$11,480	$748,215

See Footnotes to Earnings Release Tables
____________
* Prior-period financial information has been retrospectively adjusted for the Development Assets Acquisition.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited, in thousands, except per unit data)

(a)
See discussion of the factors affecting comparability noted on page 5. Our results of operations may not be comparable to the historical results of operations for the reasons described below:

Revenue - On October 1, 2018, we acquired the East Coast Storage Assets, which was accounted for as a business combination. As such, there was no revenue associated with the East Coast Storage Assets prior to our acquisition.

On July 31, 2018, we acquired the Development Assets from PBF LLC. Commercial agreements with PBF Holding for the Development Assets commenced subsequent to our acquisition, with the exception of an existing commercial agreement associated with the Paulsboro Lube Oil Terminal.

On April 16, 2018, our wholly-owned subsidiary, PLPT, purchased the Knoxville Terminals, which was accounted for as a business combination. As such, there was no revenue associated with the Knoxville Terminals prior to our acquisition.

Effective January 1, 2018, we entered into the Amended and Restated Rail Agreements, which impacted revenue recognized related to those assets for the three months and year ended December 31, 2018.

In November 2017, construction of the Chalmette Storage Tank was completed, and the Chalmette Storage Services Agreement commenced.

In August 2017, the Paulsboro Natural Gas Pipeline commenced service. Concurrent with the commencement of operations, a new service agreement was entered into between PNGPC and PRC regarding the Paulsboro Natural Gas Pipeline.

On April 17, 2017, our wholly-owned subsidiary, PLPT, acquired the Toledo Products Terminal, which was accounted for as a business combination. As such, there was no revenue associated with the Toledo Products Terminal prior to our acquisition.

Operating and maintenance expenses - As a result of our acquisitions and the completion of certain organic growth projects, our operating expenses are not comparative to prior periods due to expenses associated with these assets.

(b) Calculated as the sum of the average throughput per day for each asset group for the period presented.

(c) See “Non-GAAP Financial Measures” on page 6 for definitions of EBITDA, EBITDA attributable to PBFX, distributable cash flow and coverage ratio.

(d) Operating information reflects activity subsequent to our acquisitions, the execution of the commercial agreements with PBF Holding and the completion of certain organic growth projects.

(e)
On February 14, 2019, we announced a quarterly cash distribution of $0.5050 per limited partner unit based on the results of the fourth quarter of 2018. The distribution is payable on March 14, 2019 to PBFX unitholders of record at the close of business on March 1, 2019. The total distribution amounts include the expected distributions to be made related to fourth quarter earnings.

(f)
Management also utilizes net debt as a metric in assessing our leverage. Net debt is a non-GAAP measure calculated by subtracting cash and cash equivalents from total debt. We believe this measurement is also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our debt levels as reported under GAAP. Our definition of net debt may not be comparable to similarly titled measures of other partnerships, because it may be defined differently by other partnerships in our industry, thereby limiting its utility. Our net debt as of December 31, 2018 and December 31, 2017 was $653,416 and $529,129, respectively.

(g)
Our wholly-owned subsidiary, PBFX Op Co, holds a 50% controlling interest in Torrance Valley Pipeline Company LLC (“TVPC”), with the other 50% interest in TVPC owned by TVP Holding Company LLC (“TVP Holding”), an indirect subsidiary of PBF Holding. PBFX Op Co is also the sole managing member of TVPC. We, through our ownership of PBFX Op Co, consolidate the financial results of TVPC, and record a noncontrolling interest for the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the consolidated statements of operations includes the portion of net income or loss attributable to the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the consolidated balance sheets includes the portion of net assets of TVPC attributable to TVP Holding.

(h)
Subsequent to the closing of the IDR Restructuring, the IDRs will be canceled and exchanged for 10,000,000 newly issued PBFX common units. No distributions will be made to PBF LLC with respect to the IDRs related to the fourth quarter distribution. The newly issued common units will be entitled to normal distributions. As such, no income was allocated to the IDR holder for the three months ended December 31, 2018.

(i)
We base our calculation of net income per limited partner unit on the weighted-average number of limited partner units outstanding during the period and the amount of available cash that has been or will be distributed to the limited partners and IDR holders (prior to the IDR Restructuring) for that reporting period. The weighted-average number of common and subordinated units reflects the conversion of all outstanding subordinated units to common units on June 1, 2017.